EXHIBIT 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT:
April 20, 2006	CHRISTINE M. RUSH
CHIEF FINANCIAL OFFICER
(301) 645-0333
OLD LINE BANCSHARES, INC.’S THREE MONTH NET INCOME RISES 69.07 PERCENT
WALDORF, MD. (NASDAQ CAPITAL MARKET: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income was $383,453 or $0.09 basic and diluted earnings per common share for the three month period ending March 31, 2006. This represented an increase of $156,654 or 69.07% compared to net income of $226,799 or $0.11 basic and $0.10 diluted per common share for the same period in 2005. Total assets were $188.6 million on March 31, 2006. This represented a $19.6 million or 11.60% increase over the December 31, 2005 level of $169.0 million.
The 2,096,538 additional shares issued during the capital offering in October 2005 negatively impacted earnings per share. Mr. Cornelsen stated: “Although we continued to deploy the proceeds from the offering into loans and reported a 9.69% growth in the loan portfolio and 69.07% increase in net income during the period, until such time that we deploy all of the proceeds from the offering into loans and other income producing assets versus maintaining them in lower yielding liquid investments, we expect lower earnings per share. During the period, we also adopted Statement of Financial Accounting Standards (SFAS) 123R, Accounting for Stock-Based Compensation Share-Based Payment, under the modified prospective method. The adoption of this accounting standard reduced net income approximately $33,000.”
Mr. Cornelsen added: “I remain pleased with the performance of Old Line Bank. During the quarter, the team of lenders located in the College Park office that we opened in August 2005 established several new depository and lending relationships and our marine division posted a profit for the period. These efforts together with the hard work and dedication of the rest of our staff have continued to improve our name recognition and have positively impacted the growth and earnings performance of the bank. Historically and during the current period, we have continued to originate new loans and maintain existing loans using sound risk management practices that ensure the quality of our assets. As a result, we ended the quarter with no loans 90 days past due or non-performing.”
During the quarter ended March 31, 2006, total loans, net of allowance, grew $10.1 million to $114.3 million, as compared to $104.2 million at December 31, 2005, representing an increase of 9.69%. The allowance for loan losses was $1.1 million or 0.94% of loans at March 31, 2006, compared to $954,706 or 0.91% of loans at December 31, 2005. The deposit portfolio grew to $139.5 million, a $19.8 million or 16.54% increase from December 31, 2005.
Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George’s County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George’s, Charles and northern St. Mary’s. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates” or similar terminology. These forward-looking statements may include, among others, statements regarding future operating results. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to; the ability of Old Line Bancshares, Inc. to successfully implement its growth and expansion strategy; risk of credit losses; changes in interest rates and monetary policy that may adversely affect Old Line Bancshares, Inc.; changes in regulatory requirements and/or restrictive banking legislation that may adversely affect Old Line Bancshares, Inc risks associated with Old Line Bancshares, Inc.’s lending limit; and changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Old Line Bancshares, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

Old Line Bancshares, Inc. & Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Cash and due from banks	$3,873,281	$4,387,676
Federal funds sold	44,776,089	35,573,704

Total cash and cash equivalents	48,649,370	39,961,380
Investment securities available for sale	13,842,921	13,926,111
Investment securities held to maturity	2,203,237	2,203,445
Loans, less allowance for loan losses	114,331,240	104,249,383
Restricted equity securities at cost	1,530,550	1,102,750
Investment in real estate, LLC	837,436	837,436
Bank premises and equipment	2,408,798	2,436,652
Accrued interest receivable	558,200	504,299
Deferred income taxes	221,103	200,663
Bank owned life insurance	3,355,435	3,324,660
Other assets	614,834	281,045

	$188,553,124	$169,027,824

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$35,557,775	$30,417,858
Interest bearing	103,978,567	89,253,741

Total deposits	139,536,342	119,671,599
Short-term borrowings	10,473,636	9,292,506
Long-term borrowings	4,000,000	6,000,000
Accrued interest payable	361,115	336,868
Income tax payable	194,121	86,151
Other liabilities	171,629	124,873

	154,736,843	135,511,997

Stockholders’ equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 4,248,898.5 in 2006 and 2005	42,489	42,489
Additional paid-in-capital	31,769,753	31,735,627
Retained earnings	2,269,532	1,992,301

	34,081,774	33,770,417
Accumulated other comprehensive income	(265,493)	(254,590)

	33,816,281	33,515,827

	$188,553,124	$169,027,824

Old Line Bancshares, Inc. & Subsidiary
Consolidated Statements of Income

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Interest revenue
Loans, including fees	$1,844,173	$1,224,909
U.S. Treasury securities	31,575	31,575
U. S. government agency securities	58,564	60,793
Mortgage backed securities	17,395	23,960
Tax exempt securities	27,777	28,843
Federal funds sold	381,333	71,381
Other	18,930	13,755

Total interest revenue	2,379,747	1,455,216

Interest expense
Deposits	628,052	343,846
Borrowed funds	98,563	66,940

Total interest expense	726,615	410,786

Net interest income	1,653,132	1,044,430

Provision for loan losses	130,000	50,000

Net interest income after provision for loan losses	1,523,132	994,430

Noninterest revenue
Service charges on deposit accounts	57,307	56,752
Marine division broker origination fees	124,351	—
Other fees and commissions	69,971	89,744

Total noninterest revenue	251,629	146,496

Noninterest expenses
Salaries	606,606	408,637
Employee benefits	180,196	72,671
Occupancy	66,217	55,581
Equipment	30,858	26,293
Data processing	37,361	31,446
Other operating	284,809	195,951

Total noninterest expenses	1,206,047	790,579

Income before income taxes	568,714	350,347

Income taxes	185,261	123,548

Net Income	$383,453	$226,799

Basic earnings per common share	$0.09	$0.11
Diluted earnings per common share	$0.09	$0.10